UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 26, 2008

Arbitron Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-1969	52-0278528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

142 West 57th Street, New York, New York		10019-3300
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-887-1300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2008, the Compensation and Human Resources Committee (the "Committee") of the Board of Directors of Arbitron Inc. (the "Company") approved a new form of executive retention agreement (the "Agreement") and authorized the Company to enter into updated Agreements with each of Sean R. Creamer, Pierre C. Bouvard, Owen Charlebois, Linda Dupree (the "named executive officers"), and with certain other executive officers of the Company, not including Stephen B. Morris, the Company’s Chairman, President, and Chief Executive Officer. The new Agreements have a fixed five year term and will replace the executive retention agreements currently in place with each of the named executive officers and certain other executive officers of the Company, which otherwise would remain in effect indefinitely. The terms and conditions of the new Agreements address substantially the same matters as the executive retention agreements that are being replaced. The following summary of the Agreement is qualified in its entirety by the full terms and conditions of the Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2008 and is incorporated herein by reference.

The Agreement provides for severance payments under certain circumstances and for the vesting of awards under the Company’s stock-based compensation plans under certain circumstances. The Agreement also provides for a release of claims and enhanced non-competition, non-recruitment, and non-disparagement obligations on the part of the executive for the benefit of the Company as a condition to the Company’s obligation to provide any severance or other payments thereunder.

Termination by the Company other than for cause or by executive for Position Diminishment

The Agreement provides that if the executive’s employment is terminated: (A) by the Company other than for cause, or (B) by the executive for Position Diminishment (as defined below), and in either case the date of termination does not occur during a Window Period (as defined below), the executive will receive a lump-sum cash payment in an amount equal to the sum of: (i) 18 times the executive’s Reference Compensation (a number based in part on monthly salary as described below), plus (ii) the product of (x) a decimal equal to a number between 0.40 and 0.55 (as applicable depending on the individual executive) times the executive’s annual salary divided by 12, times (y) the number of full months elapsed in the calendar year before the executive’s date of employment termination.

In addition, if the executive is entitled to receive a lump-sum cash payment pursuant to the conditions described in the immediately preceding paragraph, the Company will also provide the executive with certain outplacement services (to a maximum of $50,000), and for a period of 18 months following termination, or, if sooner, until reemployment with an equivalent benefit, with the same or equivalent health, dental, accidental death and dismemberment, short-term and long-term disability, life insurance coverage, and all other insurance and other health and welfare benefits programs he or she was entitled to on the day before the termination, if and to the extent such coverage is available from the Company’s benefit plans with respect to former employees. If and to the extent such coverage is not available or ceases to be available, the Company will take commercially reasonable steps to arrange for coverage under individual or conversion policies and will, in any event, pay as premiums the same dollar level of premiums as it paid for the executive as an active employee (with a tax gross up if the payment of premiums would be tax free for active employees but is taxed for a former employee).

For purposes of the Agreement, "Position Diminishment" means: (i) a change in the executive’s reporting responsibilities, titles, duties, or offices as in effect immediately prior to a relevant measurement date, or any removal of executive from, or any failure to re-elect executive to, any of such positions, that has the effect of materially diminishing executive’s responsibility, duties, or authority, (ii) a relocation of the executive’s principal place of employment to a location more than 25 miles from its then current location and that increases the distance from executive’s primary residence by more than 25 miles, or (iii) a material reduction in executive’s annual salary.

An executive may only resign as a result of a Position Diminishment that occurs other than during a Window Period if he or she (i) provides notice to the Company within 90 days following the date of Position Diminishment that he or she considers the Position Diminishment grounds to resign; (ii) provides the Company a period of 30 days to cure the Position Diminishment; and (iii) actually ceases employment, if the Position Diminishment is not cured, by six months following the date of Position Diminishment.

For purposes of the Agreement, "Window Period" means the one-year period commencing on either (i) the date that Mr. Morris ceases to be the Company’s Chief Executive Officer (a "Leadership Change"), or (ii) a Change of Control.

For purposes of the Agreement, a "Change of Control" is generally defined as any of the following: (i) a merger or consolidation involving the Company if less than 50% of its voting stock after the merger or consolidation is held by persons who were stockholders before the merger or consolidation; (ii) ownership by a person or group acting in concert of at least 51% of the Company’s voting securities; (iii) ownership by a person or group acting in concert of between 25% and 50% of the Company’s voting securities if such ownership was not approved in advance by the Company’s Board of Directors; (iv) a sale of the assets of the Company substantially as an entirety; (v) the liquidation of the Company; (vi) specified changes in the composition of the Company’s Board of Directors; or (vii) any other events or transactions the Company’s Board of Directors determines constitute a change of control.

For purposes of the Agreement, "Reference Compensation" means the product of: (i) a decimal equal to a number between 1.40 and 1.55 (as applicable depending on the individual executive), times (ii) the quotient of: (a) the executive’s annual salary, divided by (b) twelve.

Termination during window period following a Change of Control or Leadership Change

The Agreement provides that if the executive’s employment terminates: (A) during a Window Period, or (B) because the executive resigns as a result of a Position Diminishment on or before the Position Diminishment Termination Date (as defined below), in either case other than (X) a termination by the Company for cause, (Y) the executive’s resignation other than as a result of Position Diminishment, or (Z) the executive’s death or disability, the executive will receive a lump-sum cash payment in an amount equal to the sum of: (i) 24 times the executive’s Reference Compensation, and (ii) the product of: (a) a decimal equal to a number between 0.40 and 0.55 (as applicable depending on the individual executive) times the executive’s annual salary divided by 12, times (b) the number of full months elapsed in the calendar year before the executive’s employment termination date.

If the executive’s employment terminates and the executive is entitled to receive a lump-sum cash payment pursuant to the conditions described in the immediately preceding paragraph: (i) the Company will provide the executive with the outplacement services, and benefits continuation described above, but for a period of 24 months, and (ii) all outstanding equity incentive awards granted on or after June 1, 2008 and before the expiration of the Agreement will fully and immediately vest (subject to the Company’s Board of Directors’ ability to suspend exercises or sales until the executive has released all claims).

An executive may only resign as a result of a Position Diminishment and be eligible to receive the severance payments specified in the preceding two paragraphs if: (i) the Position Diminishment occurs during a Window Period, and (ii) he or she (x) provides notice to the Company within 90 days following the date of Position Diminishment that he or she considers the Position Diminishment grounds to resign; (y) provides the Company a period of 30 days to cure the Position Diminishment, and (z) actually ceases employment, if the Position Diminishment is not cured, by the later to occur of: (1) six months following the date of Position Diminishment and (2) the end of the Window Period (the "Position Diminishment Termination Date").

In addition, notwithstanding anything to the contrary contained in the Agreement, in the event that the Company determines that any portion of any payment, compensation, or other benefit provided to the executive in connection with his or her employment termination constitutes "nonqualified deferred compensation" within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended ("Section 409A" of the "Code"), and the executive is a specified person as defined in Section 409A, such portion of the payment, compensation, or other benefit shall not be paid before the day that is six months plus one day after the date of "separation from service" as determined under Section 409A.

If payments to an executive under the Agreement would result in imposition of an excise tax (a "parachute tax") under Section 4999 of the Code, the executive will also be entitled to be paid an amount to compensate for the imposition of the tax. The payment will be in an amount such that after payment of all taxes, income and excise, the executive will be in the same after-tax position as if no parachute tax under the Code, had been imposed.

Upon a Change of Control, all outstanding equity incentive awards granted on or before May 31, 2008 will fully and immediately vest, without regard to whether the executive’s employment terminates (unless the equity incentive cannot be so accelerated under Section 409A, in which case acceleration will only occur in accordance with Section 409A), subject to the Company’s Board of Directors’ ability to suspend exercises or sales until the executive has released all claims.

The foregoing summary of the Agreement is qualified in its entirety by the full terms and conditions of the Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2008 and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbitron Inc.

August 28, 2008	By:	/s/ Timothy T. Smith

Name: Timothy T. Smith
Title: Executive Vice President, Legal and Business Affairs, Chief Legal Officer adn Secretary